UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

SCHEDULE 14A
(Rule 14a-101)

__________________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Maison Solutions Inc.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Maison Solutions Inc.
127 N Garfield Avenue
Monterey Park, California 91754

[*], 2026

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2026

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Maison Solutions Inc. (“Maison” or the “Company”) to be held on December 22, 2026 at 10:30 a.m. Pacific Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754.

The accompanying Notice of Special Meeting and Proxy Statement describes the specific matters to be voted upon at the Special Meeting. Whether you own a few or many shares of Maison Common Stock and whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented at the Special Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR Proposal 1, the Reverse Stock Split Authorization Proposal, and FOR Proposal 2, the Adjournment Proposal.

Sincerely,
/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President Maison Solutions Inc.

Maison Solutions Inc.
127 N Garfield Avenue
Monterey Park, California 91754

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Stockholders of Maison Solutions Inc.:

The Special Meeting of Stockholders (the “Special Meeting”) of Maison Solutions Inc. will be held on December 22, 2026 at 10:30 a.m. Pacific Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754. The purpose of the Special Meeting is to consider and vote upon the following proposals:

1.      Reverse Stock Split Authorization Proposal — a proposal to approve one or more reverse stock splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented on or before December 31, 2027, with the exact ratio, record date, effective time and effective date of such reverse stock split(s) to be determined by the Board of Directors in its sole discretion, together with any amendment to the Company’s Amended and Restated Certificate of Incorporation necessary to implement such reverse stock split(s);

2.      Adjournment Proposal — a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Authorization Proposal or to obtain a quorum; and

3.      To transact any other business that is properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting.

The close of business on [November 30], 2026 has been fixed as the record date for the Special Meeting (the “Record Date”). Only holders of record of Maison Solutions Inc.’s Common Stock on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting.

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours at our principal executive offices for a period of ten (10) days ending on the day before the Special Meeting.

We cordially invite you to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying Proxy Statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,
/s/ John Xu
John Xu Chief Executive Officer, President and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 22, 2026

The accompanying Proxy Statement and the Company’s reports and other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025, are available at https://investors.maisonsolutionsinc.com/.

PROXY STATEMENT

i

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Maison Solutions Inc. (“Maison” or the “Company,” or “we,” “us,” and “our”) for use at our Special Meeting of Stockholders (the “Special Meeting”). Our Special Meeting will be held on December 22, 2026 at 10:30 a.m. Pacific Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754.

The close of business on [November 30], 2026 has been fixed as the record date for the Special Meeting (the “Record Date”). Only holders of record of shares of Maison Common Stock, par value of $0.0001 per share (“Common Stock”), and on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. As of the Record Date, there were [2,395,242] shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, comprised of [2,350,442] shares of Class A Common Stock (“Class A Common Stock”) and [44,800] shares of Class B Common Stock (“Class B Common Stock”). This Proxy Statement and form of proxy are first being mailed to stockholders on or about [*], 2026.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of our Special Meeting?

Our Special Meeting will be held to consider and vote upon the following proposals:

1.      Reverse Stock Split Authorization Proposal — a proposal to approve one or more reverse stock splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented on or before December 31, 2027, with the exact ratio, record date, effective time and effective date of such reverse stock split(s) to be determined by the Board of Directors in its sole discretion, together with any amendment to the Company’s Amended and Restated Certificate of Incorporation necessary to implement such reverse stock split(s);

2.      Adjournment Proposal — a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Authorization Proposal or to obtain a quorum; and

3.      To transact any other business that is properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting.

How can I attend the Special Meeting?

You are entitled to attend the Special Meeting only if you were a holder of record of our Common Stock as of the Record Date or you hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Special Meeting, please cast your vote as soon as possible.

What are the voting rights of Maison stockholders?

Our stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Common Stock at the close of business on the Record Date. As of the Record Date, there were [*] shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, comprised of [*] shares of Class A Common Stock, which Class A Common Stock shares are entitled to an aggregate of [*] votes at the Special Meeting, and [*] shares of Class B Common Stock, which Class B Common Stock shares are entitled to an aggregate of [*] votes at the Special Meeting, for an aggregate total of [*] votes. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Each stockholder of Class A Common Stock is entitled to one (1) vote per share on each matter properly presented at the Special Meeting for each share of Class A Common Stock owned by such stockholder on the Record Date. Each stockholder of Class B Common Stock is entitled to ten (10) votes per share on each matter properly presented at the Special Meeting for each share of Class B Common Stock owned by such stockholder on the record date.

What constitutes a quorum?

A quorum of our stockholders is necessary to conduct business and hold a valid meeting. The holders of a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the Special Meeting. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet or mail, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner and the firm does not have the authority to vote such shares in its discretion. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf. We expect that the Reverse Stock Split Authorization Proposal will be considered a routine matter as to which brokers may exercise discretionary voting authority; however, the final determination will be made by the applicable member organizations.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm may vote your shares in its discretion on the Reverse Stock Split Authorization Proposal if that proposal is treated as a routine matter. As a result, your shares may be voted on the Reverse Stock Split Authorization Proposal even if you do not provide voting instructions. Therefore, we urge you to provide voting instructions so that your shares may be voted on all matters presented at the Special Meeting. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Special Meeting.

How do I vote?

Maison stockholders of record on [November 30], 2026 may submit their proxies as follows:

•        Through the Internet, by visiting [the website established for that purpose at http://www.vstocktransfer.com/proxy] by 11:59 p.m. Eastern Time on December 21, 2026 and following the instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

To vote in person:

•        If you are a registered holder, attend our Special Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you hold your shares in “street name,” attend our Special Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date via the Internet, by signing and mailing a new proxy card with a later date, or by attending the Special Meeting and voting in person (only your latest proxy submitted prior to the Special Meeting will be counted). However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Special Meeting?

Proposal 1 — Reverse Stock Split Authorization Proposal.

The approval of the Reverse Stock Split Authorization Proposal requires that the votes cast for the proposal by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, exceed the votes cast against the proposal, in accordance with Section 242(d)(2) of the Delaware General Corporation Law. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal. This voting standard applies only if our Class A Common Stock is listed on Nasdaq immediately before the Reverse Stock Split Amendment becomes effective and meets Nasdaq’s listing requirements relating to the minimum number of holders immediately after it becomes effective. If those conditions are not satisfied, the Reverse Stock Split Amendment may be effected only if it has received the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock.

Proposal 2 — Adjournment Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes are not deemed to be votes cast and will therefore have no effect on this proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Reverse Stock Split Authorization Proposal; and

•        FOR Proposal 2: the Adjournment Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Special Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record by them.

Whom should I call with questions?

If you have additional questions about the Special Meeting, would like additional copies of this Proxy Statement, or need assistance voting your shares, you should contact:

Maison Solutions Inc.
127 N Garfield Ave.
Monterey Park, CA 91754
Attention: Investor Relations
Phone Number: (626) 737-5888
E-mail Address: chris.zhang@maisonsolutionsinc.com

PROPOSAL 1: REVERSE STOCK SPLIT AUTHORIZATION PROPOSAL

We are asking our stockholders to approve one or more reverse stock splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented no later than December 31, 2027, with the exact ratio, record date, and effective time and date to be determined by the Board of Directors in its sole discretion. Approval of this proposal will provide the Board with flexibility to determine whether and when a Reverse Stock Split is in the best interests of the Company and its stockholders. Approval of this proposal will not itself effect a Reverse Stock Split and will not obligate the Board to implement one.

Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and submit the amendment to stockholders for their approval. The proposed amendment, which would be set forth in a certificate of amendment filed with the Secretary of State of the State of Delaware, will be in substantially the form of Annex A to this Proxy Statement. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of a certificate of amendment with the Secretary of State of the State of Delaware, if it determines, in its sole discretion, and without further action on the part of the stockholders, that a Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

General

Our Board of Directors has adopted resolutions recommending that stockholders approve one or more reverse stock splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented at a date no later than December 31, 2027, with the exact ratio, record date, and effective time and date of such reverse stock split(s) to be determined by the Board of Directors in its sole discretion, together with the amendment of the Company’s Amended and Restated Certificate of Incorporation as necessary to implement such reverse stock split(s) (the “Reverse Stock Split”).

If our stockholders approve the Reverse Stock Split Authorization Proposal, and the Board of Directors (the “Board”) elects to implement one or more reverse stock splits, the Reverse Stock Split will become effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”).

The Reverse Stock Split will affect all holders of the Company’s Class A Common Stock and Class B Common Stock uniformly. Except for adjustments resulting from the treatment of fractional shares, each stockholder will hold the same percentage ownership interest in the Company immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The Reverse Stock Split will not change the number of authorized shares of the Company’s Class A Common Stock or Class B Common Stock, and will not change the par value of any class of capital stock. The Reverse Stock Split will also result in proportionate adjustments to the number of shares issuable upon the exercise, conversion or exchange of the Company’s outstanding warrants, options and other convertible securities, in accordance with the terms thereof. Article IV of the Certificate of Incorporation provides that the shares of Class A Common Stock and Class B Common Stock will be subdivided or combined in the same proportion and manner; accordingly, any Reverse Stock Split will be effected at the same ratio for both classes.

Why We Seek Stockholder Approval for a Reverse Stock Split?

The Board believes that providing authority to implement one or more reverse stock splits, in its sole discretion, is in the best interests of the Company and its stockholders.

On July 10, 2025, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of the Company’s Class A Common Stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). Following implementation of the reverse stock split authority previously approved by stockholders, the Company regained compliance with the minimum bid price requirement. On May 11, 2026, the Company received written notice from Nasdaq confirming that it had regained compliance, and the matter was closed.

As described in our Definitive Information Statement on Schedule 14C filed with the SEC on November 4, 2025, holders of a majority of the voting power of our Common Stock approved, by written consent dated October 19, 2025, authority for the Board to effect one or more reverse stock splits at a ratio between 1-for-2 and 1-for-100 on or before

June 30, 2026. Under that authority, the Board effected a 1-for-10 reverse stock split that became effective on April 24, 2026 and, following Board approval on June 26, 2026, a 1-for-5 reverse stock split that became effective on July 22, 2026, as described in our Current Reports on Form 8-K filed on April 22, 2026 and July 20, 2026. That authority has expired, and the Board has no authority to effect a further reverse stock split without the approval of our stockholders.

Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the minimum bid price requirement and the company has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, the company is not eligible for any compliance period and Nasdaq will issue a Staff Delisting Determination with respect to that security. Because we effected reverse stock splits in April 2026 and July 2026, if the closing bid price of our Class A Common Stock were to fall below $1.00 per share for 30 consecutive business days before July 22, 2027, we would not be eligible for a compliance period. The cumulative ratio of the reverse stock splits we have effected during the past two years is 50-to-1. The Board intends to take this rule into account in determining whether, when and at what ratio to effect any Reverse Stock Split. In addition, following any Reverse Stock Split our Class A Common Stock must continue to satisfy Nasdaq’s other continued listing requirements, including the requirements of at least 500,000 publicly held shares and at least 300 public holders. Based on [2,350,442] shares of Class A Common Stock outstanding as of the Record Date, a Reverse Stock Split at a ratio greater than approximately 1-for-4 would reduce the number of publicly held shares of our Class A Common Stock below 500,000. The Board intends to take these requirements into account in determining whether, when and at what ratio to effect any Reverse Stock Split.

On [*], 2026, the closing price of our Class A Common Stock on Nasdaq was $[*] per share. In addition, as described in our Current Reports on Form 8-K filed on August 25, 2026 and September 29, 2026, on August 20, 2026 and September 23, 2026 we received letters from Nasdaq stating that we are not in compliance with Nasdaq Listing Rule 5250(c)(1) because we have not filed our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 and our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026. We submitted a plan to regain compliance to Nasdaq on October 19, 2026 and are awaiting Nasdaq’s determination. A Reverse Stock Split will not cure that deficiency.

Although the Company is currently in compliance with the minimum bid price requirement, the Board believes it is prudent to retain flexibility to respond to future market conditions and listing compliance considerations. Approval of this proposal would authorize the Board, in its sole discretion, to effect one or more reverse stock splits within the approved ratio range if the Board determines that doing so is in the best interests of the Company and its stockholders.

Approval of this proposal will not itself effect a reverse stock split and will not obligate the Board to implement one. Rather, the Board will retain sole discretion to determine whether, when and at what ratio to implement any reverse stock split authorized by this proposal.

Accordingly, the Board believes that approval of the Reverse Stock Split Authorization Proposal is in the best interests of the Company and its stockholders.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This proposal would authorize the Board, in its sole discretion, to effect one or more Reverse Stock Splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented at a date no later than December 31, 2027. The exact ratio, record date, and effective time and date of any such Reverse Stock Split will have to be determined by the Board in its sole discretion based on its then-current assessment of the factors described below, prevailing market conditions, and what the Board determines to be in the best interests of the Company and its stockholders.

In determining whether to implement one Reverse Stock Split or more, and which ratio to implement, if any, the Board may consider, among other factors: (i) the historical trading price and trading volume of our Class A Common Stock; (ii) the then-prevailing trading price and trading volume of our Class A Common Stock and the expected impact of the Reverse Stock Split on the trading market in the short-and long-term; (iii) the continued listing requirements for our Class A Common Stock on Nasdaq or other exchanges; (iv) the number of shares of Common Stock outstanding; (v) which Reverse Stock Split ratio would result in the least administrative cost to us; (vi) our contractual requirements; (vii) advice from our financial advisors; and (viii) prevailing industry, market, and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

If implemented, a Reverse Stock Split may not result in the intended benefits described above, and the market price of the Company’s Class A Common Stock may not increase proportionately to the reduction in the number of outstanding shares, or at all. The effect of any reverse stock split on the trading price of the Company’s securities cannot be predicted with certainty. Market conditions, investor sentiment, the Company’s operating performance, capital-raising activities, and general economic and market conditions may adversely affect the market price of the Company’s securities notwithstanding the implementation of a reverse stock split.

Although the Company has regained compliance with Nasdaq’s minimum bid price requirement, future market conditions could adversely affect the trading price of the Company’s Class A Common Stock. There can be no assurance that implementation of a reverse stock split would enable the Company to maintain compliance with Nasdaq listing standards in the future. Further, even if the Company implements a Reverse Stock Split, the market price of its securities may decline due to various factors, including future operating performance, financial results, dilutive issuances of additional securities, market perception of the Company and its business, and general industry, market and economic conditions, among other factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and other filings with the SEC.

Any such decline may be greater than would have occurred in the absence of a Reverse Stock Split. The proposed Reverse Stock Split may decrease the liquidity of the Company’s Class A Common Stock and result in higher transaction costs. The liquidity of the Company’s Class A Common Stock may be negatively impacted by the reduced number of shares outstanding following a Reverse Stock Split, particularly if the stock price does not increase after implementation. Accordingly, a Reverse Stock Split may not achieve the desired objectives of increasing the marketability or liquidity of the Company’s securities.

Implementation of a Reverse Stock Split will not affect the intrinsic value of the Company’s business or a stockholder’s proportional ownership interest, except for adjustments resulting from the treatment of fractional shares. However, if the overall market value of the Company’s securities declines following a Reverse Stock Split, the value of a stockholder’s investment will decline accordingly.

Effects of a Reverse Stock Split

A Reverse Stock Split refers to a reduction in the number of outstanding shares of the Company’s Class A Common Stock and Class B Common Stock by reclassifying and combining such shares into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of Class A Common Stock before the Reverse Stock Split would instead hold 1,000 shares of Class A Common Stock immediately following a 1-for-100 Reverse Stock Split. Similarly, a stockholder holding 10,000 shares of Class B Common Stock immediately prior to the Reverse Stock Split would instead hold 100 shares of Class B Common Stock immediately following such Reverse Stock Split.

All shares of Class A Common Stock and Class B Common Stock will remain validly issued, fully paid and non-assessable. Upon the effectiveness of the Reverse Stock Split, each two (2) to one hundred (100) shares of the Company’s Common Stock, depending on the Reverse Stock Split ratio selected by the Board, will automatically be combined into one (1) new share of Common Stock without any action by the Company or its stockholders. No fractional shares of Common Stock will be issued. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will also result in proportionate adjustments to the number of shares issuable upon the exercise, conversion or exchange of the Company’s outstanding warrants, options and other convertible securities, if any, as well as to the applicable exercise or conversion prices thereof, in accordance with the terms of such securities. In addition, the number of shares reserved for issuance under the Company’s equity compensation arrangements, if any, will be adjusted proportionately as required by the applicable governing documents.

The Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of Class A or Class B Common Stock, as applicable. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares. The Reverse Stock Split would not affect the registration of our Class A Common Stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Our Class A Common Stock would continue to be listed on the Nasdaq Capital Market under the symbol “MSS” (subject to compliance with continued listing requirements) but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the Effective Date.

No Fractional Shares

No fractional shares of Class A Common Stock or Class B Common Stock will be issued as a result of the Reverse Stock Split. Any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share. No cash payment will be made in lieu of fractional shares.

As of the Record Date, there were [*] holders of record of Class A Common Stock and [*] holders of record of Class B Common Stock. The Company does not intend for the Reverse Stock Split to be the first step in a series of plans or proposals constituting a “going private transaction” within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

Procedure for Effecting Reverse Stock Split

The effectiveness of the proposed Reverse Stock Split Amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, at a date no later than December 31, 2027. The text of the proposed form of the Reverse Stock Split Amendment is attached hereto as Annex A. If approved by stockholders and implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.

Effect on Beneficial Holders

Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Class A Common Stock or Class B Common Stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders

Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares resulting from any Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company, the Reverse Stock Split Authorization Proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Dissenter’s Rights of Appraisal

Our stockholders do not have any dissenter’s rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH HOLDER OF THE COMPANY’S COMMON STOCK SHOULD CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our Class A or Class B Common Stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all tax considerations that may be applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, such as, for example and without limitation, brokers and dealers in securities or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, non-resident alien individuals, tax-exempt entities, governmental organizations, foreign entities, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our Class A or Class B Common Stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our Class A or Class B Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Class A or Class B Common Stock, persons that hold our Class A or Class B Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account, persons who acquired their Class A or Class B Common Stock in connection with employment or other performance of services, or partnerships or other flow-through entities for U.S. federal income tax purposes and partners, members or investors in such entities. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences (such as estate or gift tax consequences) other than U.S. federal income taxation. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our Class A or Class B Common Stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (1) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Class A or Class B Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our Class A or Class B Common Stock is a partner of a partnership holding shares of our Class A or Class B Common Stock, such stockholder should consult his, her, or its own tax advisor.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The Reverse Stock Split is intended to qualify as a recapitalization for U.S. federal income tax purposes. A U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split if the Reverse Stock Split qualifies as a recapitalization. In the aggregate, a U.S. holder’s tax basis in the Class A or Class B Common Stock received pursuant to the Reverse Stock Split will equal the U.S. holder’s tax basis in its Class A or Class B Common Stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Class A or Class B Common Stock received pursuant to the Reverse Stock Split will include the holding period of the Class A or Class B Common Stock surrendered in the Reverse Stock Split in exchange therefor. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of the Class A or Class B Common Stock received pursuant to the Reverse Stock Split. U.S. holders of our Class A or Class B Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Accounting Consequences

The par value per share of the Company’s Class A Common Stock and Class B Common Stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to the Company’s Class A Common Stock and Class B Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, and additional paid-in capital will be credited with the amount by which stated capital is reduced.

Because fewer shares of Class A Common Stock will be outstanding following the Reverse Stock Split, net income or loss per share attributable to the Company’s Class A Common Stock will increase proportionately. The Reverse Stock Split will be reflected retroactively in the Company’s consolidated financial statements.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split Authorization Proposal, except to the extent of their ownership of shares of our Common Stock.

Vote Required

The approval of the Reverse Stock Split Authorization Proposal requires that the votes cast for the proposal by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, exceed the votes cast against the proposal, in accordance with Section 242(d)(2) of the Delaware General Corporation Law. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal. This voting standard applies only if our Class A Common Stock is listed on Nasdaq immediately before the Reverse Stock Split Amendment becomes effective and meets Nasdaq’s listing requirements relating to the minimum number of holders immediately after it becomes effective. If those conditions are not satisfied, the Reverse Stock Split Amendment may be effected only if it has received the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock.

Board Recommendation

The board of directors recommends that stockholders vote “FOR” the Reverse Stock Split Authorization Proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL

The Board is seeking stockholder approval of one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the other proposals presented in this Proxy Statement.

If, at the Special Meeting, the number of shares present or represented and voting to approve the other proposals is not sufficient to approve such proposals, or if a quorum is not present, the Board currently intends to move to adjourn the Special Meeting to enable the Board to solicit additional proxies for the approval of the other proposals or, as applicable, to obtain a quorum.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Special Meeting and any adjourned session thereof and use the additional time to solicit additional proxies, including proxies from stockholders who have previously voted. If the stockholders do not approve this proposal, the chairperson of the Special Meeting may exercise the authority to adjourn the Special Meeting provided under our Amended and Restated Bylaws.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes are not deemed to be votes cast and will therefore have no effect on this proposal.

Board Recommendation

The Board recommends that stockholders vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of [October 21], 2026 regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

•        each person known by us to beneficially own more than 5% of our Common Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. We have based percentage ownership of our Common Stock and percentage of voting power held on [2,350,442] shares of our Class A Common Stock and [44,800] shares of our Class B Common Stock outstanding as of [October 21], 2026. Unless noted otherwise, the corporate address of each person listed below is 127 N Garfield Avenue, Monterey Park, California 91754.

	Common Stock Beneficially Owned				% of Voting Power(5)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Stratton Arms Holding, LLC(1)(3)	241,600	10.28%	—	—	8.63%
Golden Tree USA, Inc(3)(2)	241,600	10.28%	44,800	100.00%	24.64%

Executive Officers and Directors:
John Xu(3)	242,948	10.34%	44,800	100.00%	24.69%
Xi (Jacob) Cao(4)	1,500	0.06%	—	—	0.05%
Alexandria M. Lopez(4)	25,000	1.06%	—	—	0.89%
Bin Wang	—	—	—	—	—
Dr. Xiaoxia Zhang	—	—	—	—	—

Executive Ofﬁcers and Directors as a group (5 persons)	269,448	11.46%	44,800	100.00%	25.64%

____________

(1)      Stratton Arms Holding, LLC (“Stratton”) is deemed to beneficially owns 241,600 shares of Class A Common Stock. Stratton directly holds 208,000 shares of Class A Common Stock, which were acquired prior to the Company’s initial public offering and have been adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split. Amsterdam NYC Fund, LP (“Amsterdam”) directly holds 33,600 shares of Class A Common Stock, which were acquired prior to the Company’s initial public offering and have been adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split. Stratton, as general partner of Amsterdam, is deemed to have shared voting and dispositive power over the shares held by Amsterdam. Stratton also holds an 80.95% limited partnership interest in Amsterdam. Schedule 13G was filed on April 29, 2026 and reported June 14, 2023 as the event date. The address of Stratton Arms Holding, LLC is 3901 Main Street Ste 501, Flushing, NY 11354.

(2)      Golden Tree USA, Inc. (“Golden”) beneficially owns 241,600 shares of Class A Common Stock and directly holds 44,800 shares of Class B Common Stock. Golden directly holds 44,800 shares of Class B Common Stock, par value $0.0001 per share, which may be convertible into shares of Class A Common Stock and were acquired prior to the Company’s initial public offering, as adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split. Additionally, Golden owns 100% of Stratton, which serves as the general partner of Amsterdam and holds an 80.95% limited partnership interest in Amsterdam. Through its ownership of Stratton, Golden is deemed to beneficially own 241,600 shares of Class A Common Stock (208,000 shares held directly by Stratton plus 33,600 shares held by Amsterdam over which Stratton exercises voting and dispositive control as General Partner, all of which were acquired prior to the Company’s initial public offering, as adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split). Schedule 13G was filed on April 29, 2026 and reported June 14, 2023 as the event date. The address of Golden Tree USA, Inc is 3901 Main Street Ste 501, Flushing, NY 11354.

(3)      John Xu beneficially owns an aggregate of 287,748 shares of Common Stock, consisting of 242,948 shares of Class A Common Stock and 44,800 shares of Class B Common Stock. He is the 100% owner of Golden. Golden owns 100% of Stratton, which serves as the general partner of Amsterdam and holds an 80.95% limited partnership interest in Amsterdam. Through his control of Golden and Stratton, Mr. Xu is deemed to beneficially own: (i) 241,600 shares of Class A Common Stock (208,000 shares held directly by Stratton plus 33,600 shares held by Amsterdam over which Stratton exercises voting and dispositive control as General Partner, all of which were acquired prior to the Company’s initial public offering, as adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split); (ii) 44,800 shares of Class B Common Stock held directly by Golden, which may be convertible into shares of Class A Common Stock and were acquired prior to the Company’s initial public offering, as adjusted to reflect the Company’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split; and (iii) 1,348 shares of Class A Common Stock held directly by Mr. Xu personally, which were acquired after the Company’s initial public offering, as adjusted to reflect the Issuer’s 1-for-10 reverse stock split and subsequent 1-for-5 reverse stock split. Mr. Xu’s aggregate beneficial ownership totals 287,748 shares. Schedule 13G was filed on April 29, 2026 and reported June 14, 2023 as the event date. John Xu is the Chairman of the Board and Chief Executive Officer of the Company.

(4)      The Company granted restricted stock awards under its 2023 Stock Incentive Plan to certain officers and employees. Such awards included 25,000 shares of Class A Common Stock granted to Alexandria M. Lopez and 1,500 shares of Class A Common Stock granted to Xi (Jacob) Cao, each effective September 3, 2026.

(5)      Voting power percentages reflect the voting rights of each class of Common Stock. Holders of Class A Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Proxy Statement and include information concerning possible or assumed future results of our operations, including statements about securities offering; potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions ‘and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. All subsequent written and oral forward-looking statements concerning other matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, or direct a written request to Maison Solutions Inc., 127 N Garfield Avenue, Monterey Park, California 91754, Attention: Secretary. A separate copy of the proxy materials will be delivered to you promptly and without charge. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Notice of Special Meeting of Stockholders provides for the transaction of such other business as may properly come before the Special Meeting. As of the date of this Proxy Statement, the Board of Directors has not been advised of any other matters to be presented for discussion at the Special Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and on our website at https://investors.maisonsolutionsinc.com/. Information contained on or accessible through our website is not part of this Proxy Statement. As of the date of this Proxy Statement, we have not filed our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 or our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026.

By Order of the Board of Directors,

[*]

[Secretary]

Monterey Park, California

[*], 2026

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAISON SOLUTIONS INC.

Maison Solutions Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The text of Section B of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in full as follows:

“Reclassification of Common Stock; Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [•] ([•]) shares of the Corporation’s Class A common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Class A common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without changing the par value thereof, which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Class A common stock will be issued as a result of the Reverse Stock Split. Any fractional share resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of the New Common Stock into which such shares of Old Common Stock have been reclassified after giving effect to the Reverse Stock Split and the rounding of fractional shares as described above.”

SECOND: This Certificate of Amendment has been duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation (the “Board”) duly adopted resolutions setting forth this amendment and declaring its advisability, and this amendment was thereafter approved by the stockholders of the Corporation entitled to vote thereon at a meeting of stockholders, in accordance with Section 242 of the DGCL.

THIRD: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall become effective as of [•] [a.m./p.m.] Eastern Time on [•], 202[•].

Annex A-1

IN WITNESS WHEREOF, Maison Solutions Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation, on [•], 202[•].

MAISON SOLUTIONS INC.
By:
Name: John Xu
Title: Chief Executive Officer

Annex A-2

ANNEX B

VOTE ON INTERNET Go to [http://www.vstocktransfer.com/proxy] Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. (Eastern Time) on [December 21], 2026. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE IN PERSON If you would like to vote in person, please attend the Special Meeting to be held at 127 N Garfield Avenue, Monterey Park, California 91754 on December 22, 2026 at 10:30 a.m. Pacific Time. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Special Meeting of Stockholders Proxy Card - Maison Solutions Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Maison Solutions Inc. (the “Company”) hereby appoints John Xu and Alexandria M. Lopez, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock and Class B Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on December 22, 2026 at 10:30 a.m. Pacific Time, and at any adjournment or postponement thereof, as directed on this proxy card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2. 1. Reverse Stock Split Authorization Proposal To approve one or more reverse stock splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented on or before December 31, 2027, with the exact ratio, record date, effective time and effective date to be determined by the Board of Directors. FOR AGAINST ABSTAIN 2. Adjournment Proposal To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve Proposal 1 or to obtain a quorum. Note: To transact any other business that is properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting. Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN *

Annex B-1